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                                                                    EXHIBIT 99.2


                                ________, 1999


                               FORM OF ELECTION



Norwest Bank, N.A.,
 as Exchange Agent
161 North Concord Exchange
P.O. Box 738
South St. Paul, MN   55075-0738
Attn:  Mr. Kenneth P. Swanson
     Shareowner Services

Re:  McLeodUSA Incorporated/Ovation Communications, Inc. Merger
     ----------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to (i) that certain Agreement and Plan of Merger dated as of January 7, 1999 (the "Merger Agreement") by and among McLeodUSA Incorporated, Bravo Acquisition Corporation, Ovation Communications, Inc. ("Ovation") and certain stockholders of Ovation, and (ii) the attached form of Letter of Transmittal to be completed, signed and delivered to the Exchange Agent by the undersigned. Capitalized terms used in this letter and not defined in this letter have the meaning ascribed to them in the Merger Agreement.

     The undersigned certifies to you as follows:

     1. The undersigned is the registered holder of the number of shares of common stock, par value $.01 per share, of Ovation set forth on Schedule A hereto as the "No. of Shares of Company Common Stock."

     2. The undersigned hereby elects to receive cash and/or shares of Acquiror Common Stock in exchange for the No. of Shares of Company Common Stock set forth on Schedule A hereto as follows:

         . The undersigned elects to receive cash in exchange for the number of shares of Company Common Stock shown on Schedule A hereto as the "No. of Shares to Be Converted Into Cash"

         . The undersigned elects to receive shares of Acquiror Common Stock in exchange for the number of shares of Company Common Stock shown on Schedule A hereto as the "No. of Shares to Be Converted Into Acquiror Common Stock"

     Please register the shares of Acquiror Common Stock and/or deliver the cash in accordance with the enclosed instructions.



                                        By:_____________________________________
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                                                                      Schedule A


_____________________________
Name of Registered Holder


No. of Shares of Company Common Stock:                                __________


No. of Shares to Be Converted Into Cash:                              __________


No. of Shares to Be Converted Into Acquiror Common Stock:             __________
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                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                            AND/OR DELIVERY OF CASH